UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2008

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 17, 2008, the Board of Directors of Wizzard Software Corporation, a Colorado corporation (the “Company”), concluded that the Company’s financial statements for the quarterly periods ended March 31, 2007; June 30, 2007; and September 30, 2007, should no longer be relied upon because of an error in such financial statements.  Each of these financial statements contained a calculation error in determining the amount of non-cash expense for the extension of warrants on February 8, 2007.  The effect on the financial statements was to increase interest expense and net loss by $420,138 in the period ended March 31, 2007.  This increase was also reflected in the year-to-date results of the consolidated statements of operations for the periods ended June 30, 2007; and September 30, 2007.  As a result of this calculation error, there was an increase in the stated net loss per share:  (i) from $.0.04 per share to $0.05 per share for the three months ended March 31, 2007; (ii) from $0.11 per share to $0.12 per share for the six months ended June 30, 2007; and (iii) from $0.35 per share to $0.36 per share for the nine months ended September 30, 2007.  The Company also reflected the non-cash effect of $7,625,417 for the fair market value of warrants and intrinsic value of the beneficial conversion feature in connection with the issuance of 7,500 shares of Series A Convertible Preferred Stock, and a dividend accrual, which when recalculated, increased the stated net loss per share available to common shareholder from $0.16 per share to $0.35 per share for the nine months ended September 30, 2007.  The Company’s Chief Financial Officer, John Busshaus, has discussed these matters with the Company’s independent accountant.

On March 13, 2008, Mr. Busshaus discussed these matters with the Company’s independent accountant.  Mr. Busshaus and the Company’s independent accountant concluded it would be necessary to prepare restatements of the Company’s financial statements for the quarterly periods ended March 31, 2007; June 30, 2007; and September 30, 2007.  On the same date, the audit committee was notified of the need to prepare restatements of each of these financial statements.  The reason for the restatement was discussed with the audit committee, and the committee agreed.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.                              Description

7                                             Correspondence from Gregory & Associates, LLC, regarding non-reliance on previously completed interim reviews

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION

Date:	3/17/08	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and President